Company Contact:	Investor Relations Contact:
Mr. Jing Xie Secretary of Board & Vice President Universal Travel Group Inc. Phone: +86-755-8366-8489 Email: 06@cnutg.cn us.cnutg.com	Mr. Crocker Coulson, President CCG Investor Relations Phone: +1-646-213-1915 (NY office) or Mr. Gary Chin, Phone: +1-646-213-1909 E-mail: crocker.coulson@ccgir.com www.ccgir asia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Announces Three-for-One Reverse Stock Split

SHENZHEN, China, February 13, 2009 – Universal Travel Group Inc. (OTC BB: UTVG.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced its intention to effect a three-for-one reverse split of its common stock.

“We believe the decision to implement a reverse stock split is in the best interest of our Company and our shareholders, as we prepare to apply to have our shares listed on a major stock exchange,” said Ms. Jiangping Jiang, CEO of Universal Travel Group.

As a result of the reverse split, owners of the Company’s common stock will receive one new share of Universal Travel Group common stock in exchange for every 3 shares of Universal Travel Group common stock they own. The reverse-stock split will affect all shares of common stock, and shares of common stock underlying stock options and warrants that are outstanding immediately prior to the effective date of the reverse stock split. Any fractional shares resulting from the exchange will be rounded upward to the next higher whole share of new common stock.

About Universal Travel Group Inc.

Universal Travel Group, a growing travel services provider in the People’s Republic of China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the company, please visit http://us.cnutg.com, and www.cnutg.com.cn for the service website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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